                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



       Date of Report (Date of earliest event reported):  March 16, 1999


                           NEUROMEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


Delaware                                  0-26984                     13-3526980
(State or other                   (Commission File No.)            (I.R.S. Employer
jurisdiction                                                      Identification No.)
of incorporation)

        10 Mountain View Road
           Suite C-100
       Upper Saddle River, NJ                                        07458-1933
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (201) 934-0660

ITEM 5.
-------

NSI NETHERLANDS, B.V. ENTERS MORATORIUM PERIOD AND CEASES GERMAN OPERATIONS
---------------------------------------------------------------------------

     On March 16, 1999, Neuromedical Systems, Inc. (the "Company"), announced that a Netherlands court has granted NSI Netherlands, B.V.'s application for a moratorium, and has appointed an administrator. NSI Netherlands B.V., a subsidiary of the Company, serves as the Company's base of European operations. During the moratorium, NSI Netherlands, B.V. will evaluate its options, including whether to continue operations or to commence insolvency proceedings. In connection with this reassessment, the Company has also decided to cease its operations in Germany.

NSI SECURITIES DELISTED FROM NASDAQ; ELIGIBLE TO BE
----------------------------------------------------
TRADED ON OTC BULLETIN BOARD
----------------------------

          On March 17, 1999 the Company announced that it had received notification from NASDAQ that the Company's securities have been delisted from the NASDAQ National Market System. The Company's securities are immediately eligible to be traded on the OTC Bulletin Board.

                                      ###

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Upper Saddle River, New Jersey on this 17th day of March, 1999.

                         NEUROMEDICAL SYSTEMS, INC.


                         By:   /s/ Mark L. Smith
                               -----------------------------------------
                               Mark L. Smith
                               Vice President, Finance and
                               Administration and Chief Financial Officer